UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013

Intelsat S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	000-50262	98-0346003
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg	L-1246
(Address of principal executive offices)	(Zip Code)

+(352) 27 84 1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 5, 2013, Intelsat (Luxembourg) S.A. (“Intelsat Luxembourg”) issued $3.5 billion aggregate principal amount of Senior Notes, consisting of $500.0 million aggregate principal amount of 6 3/4% Senior Notes due 2018 (the “2018 Notes”), $2.0 billion aggregate principal amount of 7  3/4% Senior Notes due 2021 (the “2021 Notes”) and $1.0 billion aggregate principal amount of 8 1/8% Senior Notes due 2023 (the “ 2023 Notes” and collectively with the 2018 Notes and the 2021 Notes, the “New Luxembourg Notes”). The New Luxembourg Notes were issued pursuant to an indenture, dated as of April 5, 2013 (the “Indenture”), among Intelsat Luxembourg, as issuer, Intelsat S.A., as parent guarantor, and Wells Fargo Bank, National Association, as trustee. The net proceeds from the New Luxembourg Notes will be used by Intelsat Luxembourg to redeem $915.0 million aggregate principal amount of its outstanding 11 1/2/12 1/2% Senior PIK Election Notes due 2017 (the “2017 PIK Notes”) in its previously announced redemption, to redeem the remaining approximately $1,588.0 aggregate principal amount of its outstanding 2017 PIK Notes in its previously announced redemption, and to redeem $754.8 million aggregate principal amount of its outstanding 11 1/4% Senior Notes due 2017 (the “2017 Senior Notes”) in its previously announced redemption, to pay related fees and expenses and for general corporate purposes, which may include the repayment, redemption, retirement or repurchase of additional due 2017 Senior Notes or other outstanding indebtedness of Intelsat Luxembourg and its subsidiaries. The Indenture pursuant to which the New Luxembourg Notes were issued is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Indenture contains covenants which include, among other things: a limitation on Intelsat Luxembourg’s and some of its subsidiaries’ ability to incur or guarantee additional debt or issue disqualified or preferred stock; a limitation on Intelsat Luxembourg’s and some of its subsidiaries’ ability to pay dividends, make other equity distributions or repurchase or redeem capital stock; a limitation on Intelsat Luxembourg’s and some of its subsidiaries’ ability to make certain investments; a limitation on Intelsat Luxembourg’s and some of its subsidiaries’ ability to enter into transactions with affiliates; a limitation on merger, consolidation, amalgamation and sale of assets applicable to Intelsat Luxembourg and future subsidiary guarantors, if any; and a limitation on Intelsat Luxembourg’s and some of its subsidiaries’ ability to incur liens on any of Intelsat Jackson’s assets securing other indebtedness.

The Indenture also contains events of default with respect to: default in payments of interest after a 30-day grace period or a default in the payment of principal when due; subject to a certain exception, default in the performance of any covenant in the Indenture that continues for more than 60 days after notice of default has been provided to Intelsat Luxembourg; failure to make any payment when due, including applicable grace periods, under any indebtedness for money borrowed by Intelsat S.A., Intelsat Luxembourg or a significant subsidiary thereof having a principal amount in excess of $75.0 million; the acceleration of the maturity of any indebtedness for money borrowed by Intelsat S.A., Intelsat Luxembourg or a significant subsidiary thereof having a principal amount in excess of $75.0 million; failure by Intelsat S.A., Intelsat Luxembourg or a significant subsidiary to pay final judgments aggregating in excess of $75.0 million, which judgments are not discharged, waived or stayed for 60 days; and certain events of bankruptcy, insolvency or reorganization of Intelsat S.A., Intelsat Luxembourg or a significant subsidiary.

Each series of New Luxembourg Notes is redeemable on the dates, at the redemption prices and in the manner specified in the Indenture.

Pursuant to a registration rights agreement, dated as of April 5, 2013 (the “Registration Rights Agreement”), Intelsat Luxembourg, as issuer, and Intelsat S.A., as parent guarantor, agreed with Goldman, Sachs & Co., as representative of the initial purchasers in the offering of the New Luxembourg Notes described above (the “Initial Purchasers”), in the limited circumstances described therein to make an offer to exchange the New Luxembourg Notes for registered, publicly tradable notes that have substantially identical terms to the New Luxembourg Notes. The Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Certain of the Initial Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and commercial banking services for Intelsat Luxembourg and its affiliates, for which they received or will receive customary fees and expenses. Affiliates of one or more of the Initial Purchasers are lenders and/or agents under the credit facilities maintained by Intelsat Luxembourg’s affiliates.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above, other than the last paragraph thereof, is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated as of April 5, 2013, among Intelsat (Luxembourg) S.A., as Issuer, Intelsat S.A., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (including the form of each of the 2018 Notes, 2021 Notes and 2023 Notes).

4.2	Registration Rights Agreement, dated as of April 5, 2013, by and among Intelsat (Luxembourg) S.A., as Issuer, Intelsat S.A., as Parent Guarantor, and Goldman, Sachs & Co., as representative of the several initial purchasers named on Schedule I thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: April 5, 2013	By:	/s/ Michelle Bryan
	Name:	Michelle Bryan
	Title:	Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Indenture, dated as of April 5, 2013, among Intelsat (Luxembourg) S.A., as Issuer, Intelsat S.A., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (including the form of each of the 2018 Notes, 2021 Notes and 2023 Notes).

4.2	Registration Rights Agreement, dated as of April 5, 2013, by and among Intelsat (Luxembourg) S.A., as Issuer, Intelsat S.A., as Parent Guarantor, and Goldman, Sachs & Co., as representative of the several initial purchasers named on Schedule I thereto.